                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS            Exhibit 23



As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 33-61903, 333-05795, 333-05797, 333-09257, 333-13259, 333-27927, and 333-27929 of our report dated May 14, 1998 included in this Form 10-K for the year ended March 31, 1998.


/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 13, 1998



                                       75